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                                    EX-99.B5
                        Application for Variable Annuity


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                                     FUND A
                     APPLICATION FOR VARIABLE ANNUITY POLICY
                      FIRST VARIABLE LIFE INSURANCE COMPANY
         Home Office: 111 West Center Street Little Rock, Arkansas 72201
    Service Center Monarch Service Company Post Office Box 9033 Springfield,
                                  MA 01102-9033

   INDIVIDUAL CONTRACT            GROUP CONTRACT          GROUP CERTIFICATE

Name of
Annuitant:  _______________________   Purchase Payment Sent with
                                          Application $_________

Address:____________________________  Male _____   Female _____
        ____________________________  Social Security #: ____________________
                                      Date of Birth:     ____________________

Annuitant's Beneficiary. Primary and Contingent, if any, (include name, relationship and date of birth)

      -------------------------------------------------------------

      -------------------------------------------------------------

      -------------------------------------------------------------

Annuity Commencement Date ________________

Owner. If the Owner in not the Annuitant, then complete the following section.
   Owner.
   Name:    __________________________  Soc. Sec. No.: _____________________
   Address: __________________________
            __________________________

Owner's Beneficiary. Primary and Contingent if any, (include name, relationship and date)

      -------------------------------------------------

      -------------------------------------------------

Investment Division Allocation (Maximum of 5)

      In those states which require a full refund of all Purchase Payments after a "Free Look" refund of Purchase Payments period, all Net Purchase Payments will initially be allocated to the Cash Management Investment Division for the "Free Lock" refund period plus five days. Thereafter, Net Purchase Payments will be allocated in accordance with the further selection made by the Owner, below, as provided in the Policy. This corresponds with my understanding and agreement.
                        Owner  _______________________

      Portfolio                     Amount
      ------------------            ------------------
      ------------------            ------------------
      ------------------            ------------------
      ------------------            ------------------
      ------------------            ------------------

FEDERAL INCOME TAX WITHHOLDING ELECTION
      I do   do not elect to have Federal Income Tax withholding apply to any withdrawals or Annuity Payments that I might receive.


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TAX STATUS OF APPLICATION (circle one)
      408 IRA           457         401 HR 10
      401 Corp.         403(b) TSA
      Non-Qualified     Other

Will this Contract replace or change any other insurance or annuity contract?
Yes   No
If yes, give full details and name of Company in Special Requests section.

   Special Requests

   ---------------------------------------------

   ---------------------------------------------

   ---------------------------------------------

This application cannot be processed without the appropriate adoption agreement if a prototype of the Company is used.

ANNUITY PAYMENTS PROVIDED BY THIS CONTRACT. WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NO FIXED DOLLAR AMOUNT IS GUARANTEED.

I acknowledge receipt of a current prospectus of the Company's Fund A and a prospectus of Variable Investors Series Trust. I agree that the above answers are complete and true to the best of my knowledge and belief and will form a part of any contract issued thereon, and that no waiver or modification will bind the Company unless in writing and signed by the President, a Vice President, or the Corporate Secretary of the Company.

The contract applied for will not become effective until the application has been accepted by written endorsement hereon by an official of the Company at its home office. Money transmitted to the company with this application will not be applied under the contract until this application has been so accepted. Subsequent payments will not be applied under the contract until received by the Company at its Service Center.

Signed at ____________________   on ____________
Signature of Applicant: ________________________
Signature of Owner (if other than Annuitant)______________________

To be completed by Agent: I have reviewed with the above Applicant this Annuity Program and believe it to be suitable in view of the Applicant's situation. I
have    do not have any     knowledge or reason to believe that replacement or a
change in any other insurance or annuity contract may be involved. If affirmative, give full details, name of company, and attach required documents.

Agent Name:       _____________________
Agent Signature:  _____________________
Date:             _____________________
Agent Code:       _____________________
Name of Broker-Dealer:  _____________________
Authorized Signature:   _____________________
Date:                   _____________________

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Company Use Only:
   Date Accepted ____________________   Accepted By _____________________


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